UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2019 (August 23, 2019)

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Route 9 South, Suite 1000, Freehold, NJ		07728
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance of Convertible Promissory Note due February 21, 2021:

On August 23, 2019, Medifirst Solutions, Inc. (the “Company”) received the purchase price of $45,000 (less a $3,000 expense reimbursement) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) entered into with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement the Company sold and issued to the Investor a convertible promissory note in principal amount of $45,000 (the “Note”). The Company intends to use the proceeds received from the sale of the Note for general corporate purposes.

The Note, which is due and payable on February 21, 2021, bears interest at the rate of 12% per annum and may be prepaid, subject the payment of a prepayment premium. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the Notes is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 58% of the lowest closing bid prices during the twenty day prior to any requested conversion.

The issuance, offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Purchase Agreement and the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement and the Note, which are filed herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Issuance of Convertible Promissory Note due February 28, 2021:

On August 29, 2019, the Company received the purchase price of $38,000 (less a $3,000 expense reimbursement) pursuant to a Securities Purchase Agreement (the “$38,000 Note Purchase Agreement”) entered into with an accredited investor. Pursuant to the $38,000 Note Purchase Agreement the Company sold and issued to the Investor a convertible promissory note in principal amount of $38,000 (the “$38,000 Note”). The Company intends to use the proceeds received from the sale of the $38,000 Note for general corporate purposes.

The $38,000 Note, which is due and payable on February 28, 2021, bears interest at the rate of 12% per annum and may be prepaid, subject the payment of a prepayment premium. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the $38,000 Note is convertible into shares of Common Stock at a conversion price equal to 58% of the lowest closing bid prices during the twenty day prior to any requested conversion.

The issuance, offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the $38,000 Note Purchase Agreement and the $38,000 Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the $38,000 Note Purchase Agreement and the $38,000 Note, which are filed herewith as Exhibit 99.3 and Exhibit 99.4 and are incorporated herein by reference.

Item 9.01	Exhibits.

Exhibits	Description
99.1	Securities Purchase Agreement, dated August 21, 2019
99.2	12% Convertible Promissory Note due February 21, 2021
99.3	Securities Purchase Agreement, dated August 28, 2019
99.4	12% Convertible Promissory Note due February 28, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2019	MEDIFIRST SOLUTIONS, INC.

	By:	/s/ Bruce Schoengood
President and CEO

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